UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 21, 2010 (September 19, 2010)
L-1 IDENTITY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-33002 (Commission File Number)	02-0807887 (I.R.S. Employer Identification No.)

177 BROAD STREET STAMFORD, CT (Address of Principal Executive Offices)	06901 (Zip Code)
Registrant’s telephone number including area code: (203) 504-1100
Not Applicable
(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-2.1
EX-2.2
EX-10.1

Item 1.01. Entry into a Material Definitive Agreement
On September 19, 2010, L-1 Identity Solutions, Inc., a Delaware corporation (“L-1” or the “Company”), Safran SA, a French société anonyme (“Safran”), and Laser Acquisition Sub Inc., a Delaware corporation and a wholly owned subsidiary of Safran (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Identity Merger Agreement”). Pursuant to the Identity Merger Agreement, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving as a subsidiary of Safran.
Also on September 19, 2010, the Company entered into a Purchase Agreement (the “Intel Purchase Agreement”) with BAE Systems Information Solutions Inc. (“BAE Solutions”), a Virginia corporation and subsidiary of BAE Systems, Inc. (the U.S. affiliate of BAE Systems plc), for the sale of the Company’s intelligence services businesses (the “Intel Sale”) through the acquisition of the stock and membership interests of SpecTal, LLC, McClendon, LLC and Advanced Concepts, Inc.
Identity Merger Agreement
As a result of the Merger, each outstanding share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), other than those held by the Company as treasury stock, held by any subsidiary of the Company, Safran or Merger Sub, and other than those shares with respect to which dissenters rights are properly exercised, will be converted into the right to receive $12.00 in cash, without interest (the “Merger Consideration”), less applicable taxes required to be withheld. In connection with the Merger (i) each option to purchase Common Stock of the Company will become fully vested, and as of the effective time of the Merger, each such option that is outstanding shall be cancelled in exchange for the right to receive the difference, if any, between the Merger Consideration and the exercise price per share of such option, less applicable taxes required to be withheld and (ii) each restricted stock award will become fully vested and, as of the effective time of the Merger, will be converted into the right to receive the Merger Consideration, less applicable taxes required to be withheld.
The completion of the Merger is subject to certain conditions, including, among others (i) the receipt by the Company of the purchase price pursuant to the closing under the Intel Purchase Agreement; (ii) approval of the Identity Merger Agreement by the Company’s stockholders; (iii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”); (iv) termination or expiration of the Committee on Foreign Investment in the United States (“CFIUS”) review period pursuant to the Exon-Florio Provision of the Defense Production Act of 1950; (v) completion of the novation, termination or expiration of certain contracts; (vi) no Material Adverse Effect (as defined in the Identity Merger Agreement) having occurred since the date of the Identity Merger Agreement; (vii) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company and Safran, respectively, and compliance by the Company and Safran with their respective obligations under the Identity Merger Agreement; (viii) no law or government order prohibiting the Merger; and (ix) other customary conditions.
The Identity Merger Agreement includes various representations and warranties. The parties have also agreed to various covenants, including, among others things, with respect to the conduct of the Company’s business in the ordinary course of business during the period between execution of the Identity Merger Agreement and the closing of the Merger, cooperation in obtaining regulatory approvals and the Company’s agreement not to solicit alternative transactions or competing proposals (subject to certain customary exceptions as set forth in the Identity Merger Agreement).
The Identity Merger Agreement contains certain termination rights for each of the parties, including the right to terminate the Merger Agreement if the Merger has not closed within nine months following the date of the Merger Agreement (subject to extension at the election of either party for an additional three months if, among other things, the closing has not occurred solely as a result of failure to obtain regulatory approvals) (the “Termination Date”).
The Identity Merger Agreement requires certain payments in connection with the exercise of certain termination rights. The Company is required to reimburse up to $12,500,000 of Safran’s expenses in connection with the transaction if (i) all regulatory conditions to the Merger have been satisfied and either Safran or the Company terminates the Identity Merger Agreement as a result of the Merger failing to be consummated by the Termination Date or (ii) the Intel Purchase Agreement is terminated (subject to certain rights of the Company to seek a substitute buyer for the Company’s intelligence services businesses in such circumstances, as provided in the Identity Merger Agreement).
In addition, if Safran terminates the Merger Agreement because (i) the Company’s Board of Directors changes its recommendation (subject to certain procedures as set forth in the Merger Agreement) or (ii) the Company breaches its non-solicit obligations or certain obligations with respect to the stockholders meeting and the proxy statement, the Company would be required to pay Safran a $25,000,000 termination fee, less, if applicable, any amounts paid by the Company in connection with the reimbursement described above (the “Company Termination Fee”). The Company would also be required to pay Safran the Company Termination Fee if (i) the Merger Agreement is terminated due to breach by the Company, failure to consummate the transaction by the Termination Date or failure of stockholders to approve the Merger at the stockholder meeting, and, (ii) in each case, (A) an Acquisition Proposal (as defined in the Identity Merger Agreement) was publicly announced and (B) within nine months after termination of the Merger Agreement the Company enters into (and subsequently consummates) an agreement providing for a qualifying Acquisition Proposal.
The Merger Agreement also provides that Safran is required to pay the Company a termination fee of $75,000,000 if the Identity Merger Agreement is terminated and all conditions to the consummation of the Merger have been satisfied, other than those conditions relating to regulatory approvals.
Voting and Support Agreement
Contemporaneously with the execution of the Identity Merger Agreement, on September 19, 2010, Safran, Merger Sub, Robert V. LaPenta (Chairman, President and Chief Executive Officer of the Company) and Aston Capital Partners L.P. (“Aston”) (a private investment fund that is indirectly controlled by Mr. LaPenta and other executive officers of the Company) entered into a Voting and Support Agreement (the “Support Agreement”) pursuant to which Mr. LaPenta and Aston agreed, among other things, to vote their shares of Company Common Stock in favor of the Merger, unless the Company’s Board of Directors changes its recommendation of the Merger to stockholders (at which time, Mr. LaPenta and Aston may vote for or against the Merger).
Intel Purchase Agreement
Pursuant to the Intel Sale, the Company will sell its intelligence services businesses to BAE Solutions through the acquisition of the stock and membership interests of SpecTal, LLC, McClendon, LLC and Advanced Concepts, Inc. (“ACI”) for $295,833,000 in cash and approximately $7.2 million of certain assumed obligations.
The completion of the Intel Sale is subject to certain conditions, including, among others, (i) the expiration or termination of the applicable waiting periods under the HSR Act; (ii) termination or expiration of the CFIUS review period; (iii) no Material Adverse Effect (as defined in the Intel Purchase Agreement) having occurred since the date of the Intel Purchase Agreement; (iv) subject to certain materiality exceptions, the accuracy of the representations and warranties made by the Company and

BAE Solutions, respectively, and compliance by the Company and BAE Solutions with their respective obligations under the Intel Purchase Agreement; (v) the completion of certain actions in respect of organizational conflict of interest provisions under certain contracts of the business; (vi) no law or judgment prohibiting the Intel Sale; and (vii) other customary conditions. The Intel Sale is not conditioned on the consummation of the Merger.
The Intel Purchase Agreement contains certain termination rights for each of the parties, including the right to terminate the Intel Purchase Agreement if the Intel Sale has not closed within four months following the date of the Intel Purchase Agreement (subject to extension at (i) the election of either party for an additional two months if the closing has not occurred solely as a result of failure to obtain regulatory approvals or (ii) the discretion of the Company for an additional two months if the closing has not occurred as a result of certain actions in respect of organizational conflict of interest provisions under certain contracts of the business not having been completed).
The Intel Purchase Agreement includes various representations and warranties. The Intel Purchase Agreement also provides for various covenants, including, among others things, with respect to the conduct of the Company’s intelligence services business in the ordinary course of business during the period between execution of the Intel Purchase Agreement and the closing of the Intel Sale, cooperation in obtaining regulatory approvals and the sale by ACI of its 49% interest in Patriot, LLC. The parties have also agreed to certain indemnities in respect of losses resulting from breaches of certain covenants and for certain liabilities.
The foregoing descriptions of the Identity Merger Agreement, Support Agreement and Intel Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Identity Merger Agreement, Support Agreement and Intel Purchase Agreement, copies of which are attached hereto as Exhibits 2.1, 10.1 and 2.2, respectively, and the terms of which are incorporated herein by reference.
The agreements attached hereto (including any exhibits to such agreements), which are being filed to provide investors with information regarding their terms, contain various representations, warranties and covenants of each of the parties thereto. They are not intended to provide any factual information about any of the parties thereto. The assertions embodied in those representations, warranties and covenants were made for purposes of each of the agreements, solely for the benefit of the parties thereto, and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of each of the agreements (including qualification by disclosures that are not necessarily reflected in the agreements). In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder might view as material, or may have been made for purposes of allocating contractual risk among the parties rather than establishing matters as facts. Security holders are not third-party beneficiaries under the agreements and should not view the representations, warranties or covenants in the agreements (or any description thereof) as disclosures with respect to the actual state of facts concerning the business, operations or condition of any of the parties to the agreements and should not rely on them as such. In addition, information in any such representations, warranties or covenants may change after the dates covered by such provisions, which subsequent information may or may not be fully reflected in the public disclosures of the parties. In any event, investors should read the agreements together with the other information concerning the Company contained in reports and statements that the Company files with the Securities and Exchange Commission.

Important Information for Investors and Stockholders
This communication may be deemed to be solicitation material in respect of the proposed acquisition of L-1 by Safran. In connection with the proposed acquisition, L-1 intends to file a proxy statement and other relevant materials with the SEC. INVESTORS AND SECURITY HOLDERS OF L-1 ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT L-1, SAFRAN AND THE PROPOSED ACQUISITION.
Investors and security holders may obtain a copy of the proxy statement and other relevant materials filed with the SEC free of charge (when they become available) at the SEC’s web site at www.sec.gov. The proxy statement and such other documents, when they become available, may also be obtained free of charge on L-1’s website at www.L1ID.com under the tab “Investor Relations” or by contacting L-1’s investor relations department at (203) 504-1109.
L-1 and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies of L-1 stockholders in connection with the proposed acquisition. Information regarding L-1’s directors and executive officers is set forth in L-1’s proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 16, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC (when they become available).
Forward Looking Statements
This communication contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company’s current views based on management’s beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the timing of consummating the proposed transactions, the risk that a condition to closing of the proposed transactions may not be satisfied, the risk that a regulatory approval that may be required for the proposed transactions is not obtained or is obtained subject to conditions that are not anticipated, the ability of the Company to successfully refinance or amend its credit agreement on a timely basis if required, and additional risks and uncertainties described in the Securities and Exchange Commission filings of L-1 Identity Solutions, including its Form 10-K for the year ended December 31, 2009 and the Company’s Form 10-Q for the quarter ended June 30, 2010. L-1 Identity Solutions expressly disclaims any intention or obligation to update any forward-looking statements.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 19, 2010, by and among L-1 Identity Solutions, Inc., Safran SA and Laser Acquisition Sub Inc.

2.2	Purchase Agreement, dated as of September 19, 2010, by and between L-1 Identity Solutions, Inc. and BAE Systems Information Solutions Inc.

10.1	Voting and Support Agreement, dated as of September 19, 2010, by and among Safran SA, Laser Acquisition Sub Inc., Robert V. LaPenta and Aston Capital Partners L.P.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 21, 2010

L-1 IDENTITY SOLUTIONS, INC.
By:	/s/ Robert V. LaPenta
Robert V. LaPenta
Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of September 19, 2010, by and among L-1 Identity Solutions, Inc., Safran SA and Laser Acquisition Sub Inc.

2.2	Purchase Agreement, dated as of September 19, 2010, by and between L-1 Identity Solutions, Inc. and BAE Systems Information Solutions Inc.

10.1	Voting and Support Agreement, dated as of September 19, 2010, by and among Safran SA, Laser Acquisition Sub Inc., Robert V. LaPenta and Aston Capital Partners L.P.